EXHIBIT 99.1

PRESS RELEASE

For Immediate Release:

Contact:
Arthur E. Newman
Chief Financial Officer
(615) 301-3178
ir@healthstream.com

Media:
Mollie Elizabeth Condra
Senior Director Communications, Research,
and Investor Relations
(615) 301-3237
mollie.condra@healthstream.com

HealthStream, Inc. Announces Share Repurchase Program

NASHVILLE, Tenn. (September 24, 2007)—HealthStream, Inc. (NASDAQ: HSTM), today announced that its Board of Directors has authorized the repurchase of up to $3,000,000 of the Company’s common stock. As of September 20, 2007, there were approximately 22.3 million shares of common stock outstanding.

Share repurchases under this program may be made through open market or privately negotiated transactions in accordance with all applicable securities laws, rules, and regulations. The transactions may be made at times and in such amounts as management deems appropriate and will be funded from available working capital. The number of shares to be purchased and the timing of purchases will be based on several factors, including the market price of the Company’s common stock, general business and market conditions, and other investment opportunities. The share repurchase program expires one year from its initiation and may be limited or terminated at any time without prior notice.

“We believe that our stock is currently undervalued and our financial position is sufficient to enable the Company to invest in both continued growth and the repurchase of shares,” said Robert A. Frist, Jr., chairman and chief executive officer, HealthStream. “This board authorized share repurchase program reflects our confidence in our ability to execute our strategic plan and ongoing commitment to increase shareholder value.”

About HealthStream
HealthStream (NASDAQ: HSTM) is a leading provider of learning and research solutions for the healthcare industry, transforming insight into action to deliver outcomes-based results for healthcare organizations. Through HealthStream’s learning solutions—which have been contracted by approximately 1.5 million hospital-based healthcare professionals—healthcare organizations create safer environments for patients, increase clinical competencies of their workforces, and facilitate the rapid transfer of the latest knowledge and technologies. Through our research products, executives from healthcare organizations gain valuable insight about patients’ experiences, workforce challenges, physician relations, and community perceptions of their services. Based in Nashville, Tennessee, HealthStream has three satellite offices. For more information about HealthStream’s learning and research solutions, visit www.healthstream.com or call us at 800-933-9293.

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact) that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such results or events predicted in these statements may differ materially from actual future events or results. The forward-looking statements are subject to significant uncertainties and other risks referenced in the Company’s Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. Consequently, such forward-looking information should not be regarded as a representation or warranty by the Company that such results or events will be realized. Many of the factors that will determine the Company’s future results and its ability to affect the share repurchase plan are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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